                                                                    Exhibit 99.1


                                    For further information contact:
                                        Neal H. Sanders (781) 302-2439
                                    For release: February 13, 2004 at 8:30 a.m.

         ROBOTIC VISION SYSTEMS REPORTS FIRST QUARTER FINANCIAL RESULTS

  (Investors can hear RVSI's conference call live on ccbn.com or rvsi.com this morning at 9:00 a.m. EST. An archived copy of the conference call will be available starting at 10:00 a.m. EST at www.rvsi.com, www.ccbn.com, or by calling (402) 220-9679.)

NASHUA, NEW HAMPSHIRE -- Robotic Vision Systems, Inc. (RVSI) (RVSI.PK) today reported results for its fiscal year 2004 first quarter ended December 31, 2003.

      First quarter revenues were $10,337,000 compared to $10,388,000 in fiscal 2003's first quarter and $13,500,000 in fiscal 2003's fourth quarter. RVSI's net loss in fiscal 2004's first quarter was $4,637,000, or $0.31 net loss per share; compared to a net loss of $8,534,000 or $0.70 net loss per share in fiscal 2003's first quarter; and $3,486,000, or $0.27 net loss per share in fiscal 2003's fourth quarter.

      Orders for the quarter ended December 31, 2003 were $12,533,000, yielding a book-to-bill ratio of 1.20 to 1.

      The above results incorporate consolidated revenues for both the Semiconductor Equipment Group and Acuity CiMatrix. All results are inclusive of unusual gains and losses, and reflect the one-for-five reverse stock split effected in November 2003.

      "We believe the first quarter was the final page of an old story," said Pat V. Costa, Chairman and CEO of RVSI. "Part of our attention during the quarter was diverted by the need to complete our line of credit, which we did at the beginning of December. Moreover, we were not able to convert all of our shippable backlog into revenue, and we faced long vendor lead times on certain parts.

      "This current quarter is a very different story," Mr. Costa said. "Through yesterday, incoming orders are more than double the level of the same time last quarter and, in the current quarter, we know of few impediments to shipping against backlog. What's especially encouraging is that, on the order front at our Semiconductor Equipment Group, the very strong improvement in the current quarter comes in spite of the typical two-week shutdown most Asian test, assembly, and packaging houses take for the lunar new year in late January or early February."

Second Quarter Outlook

      "We entered the quarter with backlog of $10.1 million, we believe we can see bookings in a range of $16 million to $19 million," Mr. Costa said. "Based on those figures, we believe we can see recognizable revenue in the March quarter from $15 million to $17 million. It is clear that this is going to be a quarter of dramatically improved P&L performance. We do not promise operating profitability in this quarter, but neither do we rule it out."

      "Beyond the current quarter, I am extremely encouraged by the positive direction the business is taking as indicated by the rising rate of bookings and shipments, and I believe that the balance of FY04 should show sequential, sustained improvement."

About RVSI

Robotic Vision Systems, Inc. (RVSI) (RVSI.PK) has the most comprehensive line of machine vision systems available today. Headquartered in Nashua, New Hampshire, with offices worldwide, RVSI is the world leader in vision-based semiconductor inspection and Data Matrix-based unit-level traceability. Using leading-edge technology, RVSI joins vision-enabled process equipment, high- performance optics, lighting, and advanced hardware and software to assure product quality, identify and track parts, control manufacturing processes, and ultimately enhance profits for companies worldwide. Serving the semiconductor, electronics, aerospace, automotive, pharmaceutical and packaging industries, RVSI holds more than 100 patents in a broad range of technologies. For more information visit www.rvsi.com or call (800) 669-5234.

                                   -- more --

RVSI REPORTS FISCAL 2004 FIRST QUARTER RESULTS
February 13, 2004
Page 2 of 4

Forward Looking Statement

Except for the historical information herein, certain matters discussed in this release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to: the historical cyclical nature of the semiconductor industry, risks in products and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, both here and abroad, timely development and release of new products, strategic suppliers and customers, the effect of the company's accounting policies and other risk factors detailed in the Company's annual report on Form 10-K, and other filings with the Securities and Exchange Commission.

RVSI REPORTS 1ST QUARTER FISCAL 2004 RESULTS
February 13, 2004
Page 3 of 4


                          ROBOTIC VISION SYSTEMS, INC.
                           Consolidated Balance Sheets
                        (in thousands, except per share)

                                                                                           DECEMBER 31,    SEPTEMBER 30,
                                                                                               2003           2003
                                                                                           ------------    -------------
Current Assets:
  Cash and cash equivalents                                                                 $      53       $     367
  Accounts receivable, net                                                                     10,667           9,501
  Inventories                                                                                   9,326          10,995
  Prepaid expenses and other current assets                                                     2,204           1,561
                                                                                            ---------       ---------
          Total current assets                                                                 22,250          22,424
  Plant and equipment, net                                                                      2,331           2,218
  Goodwill                                                                                      1,333           1,333
  Software development costs, net                                                               4,889           5,227
  Intangibles and other long-term assets                                                        2,622           2,791
  Note receivable                                                                               2,265              --
  Deferred financing costs                                                                      8,107              --
                                                                                            ---------       ---------

                                                                                            $  43,797       $  33,993
                                                                                            =========       =========

Liabilities and Stockholders' Equity
Current Liabilities:

  Revolving credit facility                                                                 $  10,571       $   4,635
  Notes payable and current portion of long-term debt                                           9,492           8,835
  Accounts payable current                                                                      1,941           3,019
  Accounts payable past-due                                                                     6,278           6,546
  Accrued expenses and other current liabilities                                               16,685          18,430
  Deferred Gross Profit                                                                         1,703           1,693
                                                                                            ---------       ---------
          Total current liabilities                                                            46,670          43,158
  Long-term debt                                                                                1,408           1,285
  Deferred gain                                                                                 2,185              --
                                                                                            ---------       ---------
          Total liabilities                                                                    50,263          44,443
  Stockholders' Equity:
  Common stock, $0.01 par value; shares authorized 100,000 shares,
     issued and outstanding; December 31, 2003 --17,292 and September 30, 2003--14,724            173             147
  Additional paid-in capital                                                                  308,263         299,768
  Accumulated deficit                                                                        (313,557)       (308,920)
  Accumulated other comprehensive income (loss)                                                (1,345)         (1,445)
                                                                                            ---------       ---------
          Total stockholders' equity                                                           (6,466)        (10,450)
                                                                                            ---------       ---------
                                                                                            $  43,797       $  33,993
                                                                                            =========       =========

RVSI Reports 1st Quarter Fiscal 2004 Results
February 13, 2004
Page 4 of 4



                          ROBOTIC VISION SYSTEMS, INC.
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)




                                                      QUARTER ENDED DECEMBER 31,
                                                     2003                   2002
                                                   --------               --------
 Revenues                                          $ 10,337               $ 10,388
 Cost of revenues                                     5,283                  7,279
                                                   --------               --------
 Gross profit                                         5,054                  3,109
                                                   --------               --------
 Operating costs and expenses:
 Research and development expenses                    2,644                  3,173
 Selling, general and administrative expenses         6,381                  8,146
 Severance and other charges                             --                    200
                                                   --------               --------
 Loss from operations                                (3,971)                (8,410)
 Other (losses) gains                                   (77)                   197
 Interest expense, net                                 (589)                  (321)
                                                   --------               --------
   Loss before income taxes                          (4,637)                (8,534)
 Provision for income taxes                              --                     --
                                                   --------               --------
 Net Loss                                          $ (4,637)              $ (8,534)
                                                   ========               ========

Net loss per share:
        Basic and diluted                          $  (0.31)              $  (0.70)
Weighted Average Shares

        Basic and diluted                            15,129                 12,178
                                                   ========               ========